Exhibit 99.1

Susan B. Railey
For shareholders and securities brokers
(301) 468-3120
James T. Pastore
For news media
(202) 546-6451	FOR IMMEDIATE RELEASE

CRIIMI MAE Declares Series B Preferred Dividend Payment for 2nd Quarter 2004

ROCKVILLE, MD, April 1, 2004 – CRIIMI MAE Inc. (NYSE:CMM) today announced that the Board of Directors has declared the payment on June 30, 2004 of the dividend for the second quarter of 2004 on its Series B Preferred Stock.  Holders of record of Series B Preferred Stock on June 17, 2004 will receive $0.68 per Series B share.

The Company is declaring the second quarter dividend on its Series B Preferred Stock at this time, prior to the redemption of the Company’s Series F and Series G Preferred Stocks on April 28, 2004, as required by its Articles of Amendment and Restatement.

For further information, shareholders and securities brokers should contact CRIIMI MAE Inc at (301) 816-2300, e-mail shareholder@criimimaeinc.com, and news media should contact James Pastore, Pastore Communications Group LLC, at (202) 546-6451, e-mail pastore@ix.netcom.com

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